Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-248055) and Form S-8 (Nos. 333-248054, 333-221514, 333-203184, 333-170515, and 333-132624) of TransAct Technologies Incorporated of our report dated March 16, 2020 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
March 12, 2021